DIREXION FUNDS
FIFTH AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

THIS FIFTH AMENDMENT, dated as of the 23rd day of December, 2008, to the Fund Accounting Servicing Agreement dated as of March 3, 2006, as amended May 1, 2007, January 11, 2008, May 8, 2008 and June 4, 2008 (the “Fund Accounting Agreement”), is entered into by and between Direxion Funds, a Massachusetts business trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Agreement; and

WHEREAS, the Trust intends to create additional funds; and

WHEREAS, the Trust and USBFS desire to amend the Fund Accounting Agreement to include the additional funds; and

WHEREAS, Section 15 of the Fund Accounting Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Fund Accounting Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Accounting Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Dan O’Neill	By: /s/ Michael R. McVoy

Name: Dan O’Neill	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

12/23/08                                                                                                                                                     1

EXHIBIT A to the Fund Accounting Agreement

Separate Series of Direxion Funds - December, 2008

FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS

S&P 500 Bull 2.5x Fund		x
NASDAQ-100 Bull 2.5x Fund		x
Small Cap Bull 2.5x Fund		x
Dollar Bull 2.5x Fund		x
Emerging Markets Bull 2x Fund		x
Developed Markets Bull 2x Fund		x
Latin America Bull 2x Fund		x
Commodity Bull 2x Fund		x
10 Year Note Bull 2.5x Fund		x
U.S. Government Money Market		x
S&P 500 Bear 2.5x Fund		x
NASDAQ-100 Bear 2.5x Fund		x
Mid Cap Bear 2.5x Fund		x
Small Cap Bear 2.5x Fund		x
Dollar Bear 2.5x Fund		x
Emerging Markets Bear 2x Fund		x
Developed Markets Bear 2x Fund		x
10 Year Note Bear 2.5x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Small Cap Fund		x
Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
China Bull 2x Fund		x
Commodity Trends Strategy Fund		x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund	x	x	x
Direxion/Wilshire Dynamic Fund	x	x	x

 12/23/08                                                                                                                                                    2